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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 1, 2001

                        Commission File Number 000 26039

                                   eSAT, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                     95-0344604
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

     10 Universal City Plaza, Suite 1130, Universal City, California 91608
          (Address of principal executive offices, including zip code)

                                 (818) 464-2670
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

The company has commenced the implementation of a plan to discontinue all unprofitable business lines and to consolidate certain operations at its Universal City headquarters.

The company has received funding of $325,000 through the issuance of a secured note to Wentworth, LLC. The note bears interest at 8%, is due on April 30, 2001 and is collateralized by the assets of the company. Concurrent with this funding, the company entered into an agreement with Wentworth, LLC whereby the $2,000,000 previously advanced under the Private Equity Credit Agreement in October, 2000 will be converted to a secured note also collateralized by the assets of the company. The note is expected to be convertible to equity under provisions substantially identical to those of the Private Equity Credit Agreement. As a part of the transactions, the parties entered into a settlement and release of certain disputed claims.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Sub-paragraph (c) Exhibits

     10.1  Note and Security Interest Provisions (attachments excluded)

     10.2  Side Letter dated January 24, 2001

     10.3  Settlement Agreement and Release



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  February 1, 2001                 eSat, Inc.

                                        By  /s/ Mark S. Basile
                                           ----------------------------------
                                           Name:  Mark S. Basile
                                           Title: Chief Financial Officer